Exhibit 10.1

AGREEMENT OF SALE

AGREEMENT OF SALE, made as of February 15, 2007, between Triton Petroleum Group, Inc., a Nevada corporation, having an address at 14 Garrison Inn Lane, Garrison, NY 10524 (“Seller”), and Hyperion Holdings LLC, a cor-poration, having an address at _____________________________, (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Purchaser desires to acquire, and Seller desires to sell, the shares of stock of APPC Oil Company, Inc., upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the covenants and agreements hereafter set forth, and other valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

1. Agreement to Sell. Seller agrees to sell, transfer and deli-ver to Purchaser, and Purchaser agrees to purchase, upon the terms and conditions hereinafter set forth, the 1,000 shares of the capital stock of APPC Oil Company, Inc., a corporation organized under the laws of New York (the “Corporation”), said shares con-stituting all of the authorized and issued shares of the Corpora-tion (the “Shares”). This sale shall include all the assets of the Corporation, including all property, product and other assets, as well as all liabilities of the Corporation. Purchase shall operate the Corporation upon the execution of this Agreement, prior to the actual transfer of ownership to Purchaser.

2. Purchase Price. The purchase price to be paid by Purchaser is Five Hundred Thousand Dollars ($500,000.00), payable as fol-lows:

(a) Five Hundred Thousand Dollars ($500,000.00) at the closing by the execution and delivery of a Promissory Note by Purchaser to Seller in said amount, substan-tially in the form of Exhibit A hereto (the “Promissory Note”), secured by a Stock Pledge Agreement substan-tially in the form of Exhibit B hereto (the “Stock Pledge Agreement”), and further secured by a Security Agreement substantially in the form of Exhibit C hereto and UCC Financing Statements creating a security inter-est in the assets of the Corporation (the “Security Agreement”).

3. The Closing. The “closing” means the settlement of the obli-gations of Seller and Purchaser to each other under this agree-ment, including the payment of the purchase price to Seller as provided in Article 1 hereof and the delivery of the closing documents provided for in Article 4 hereof. The closing shall be held at the offices of Michael S. Krome, Esq., 8 Teak Court, Lake Grove, New York 11755, at 10 A.M. on February __, 2007 (the “closing date”). The Closing shall be subject to the payment of $500,000 to Cornell Capital Partners, LP.

4. Closing Documents. At the closing Seller shall execute and deliver to Purchaser:

(a) the certificate or certificates for the Shares, duly endorsed so as to effectively transfer ownership of the Shares to Purchaser, together with all appropriate federal and state transfer tax stamps affixed (subject to the obligation of Purchaser to deposit the Shares with Seller in accordance with the provisions of the Stock Pledge Agreement)

(b) letters of resignation from each director and officer of the Corporation, effective as of the closing hereunder

(c) the Certificate of Incorporation or other organi-zational documents of the Corporation, and the Bylaws, minute book, stock certificate book, and seal of the Corporation; any bills, vouchers, records showing the ownership of the furniture, furnishings, equipment, other property used in the operation of the Corporation; and all other books of account, records and contracts of the Corporation

(d) such other instruments as may be necessary or proper to transfer to Purchaser all other ownership in-terests in the Corporation to be transferred under this agreement

At the closing Purchaser shall execute and deliver to Seller:

(a) the Promissory Note, Stock Pledge Agreement, Secu-rity Agreement and UCC Financing Statements provided for in Article 2 hereof

5. The Security Agreement. The Security Agreement shall create a security interest in the goods, chattels and all other personal property included in this sale and all other personal property acquired after the closing by Purchaser and used in connection with the business, together with all proceeds thereof and all in-creases, substitutions, replacements and additions thereto.

Purchaser agrees to perfect the security interest of the Security Agreement by executing and delivering to Seller appropriate Fin-ancing Statements and extensions and renewals thereof, in accor-dance with the provisions of the Uniform Commercial Code, and all other instruments or documents as may be reasonably requested by Seller. All filing fees in connection therewith shall be paid by Purchaser.

6. Representations and Warranties of Seller. Seller represents and warrants to Purchaser as follows:

(a) Seller is a corporation duly organized and validly existing under the laws of Nevada, and is duly quali-fied to do business in New York. Seller has full power and authority to carry out and perform its undertakings and obligations as provided herein. The execution and delivery by Seller of this agreement and the consumma-tion of the transactions contemplated herein have been duly authorized by the Board of Directors of Seller and will not conflict with or breach any provision of the Certificate of Incorporation or Bylaws of Seller.

(b) No action, approval, consent or authorization of any governmental authority is necessary for Seller to consummate the transactions contemplated hereby.

(c) The Corporation is a corporation duly organized on _________, under the laws of Illinois, and the Corporation is validly existing and has not been dissolved.

(d) Seller is the owner of the Shares, and the Shares are all of the issued and outstanding shares of stock of the Corporation. All of the Shares have a par value of $0.01, are fully paid and non-assessable.

(e) There are no violations of any law or governmental rule or regulation pending against Seller, the Shares or the Corporation.

(f) There are no judgments, liens, suits, actions or proceedings pending against Seller, the Shares or the Corporation, other than that has been disclosed on the books of the Corporation.

(g) The Corporation has not entered into, other than disclosed to Purchaser, and is not subject to, any: (i) contract with any labor union or guild; (ii) pension, profit-sharing, retirement, bonus, insurance, or similar plan with respect to any employee of the busi-ness; or (iii) similar contract or agreement affecting or relating to the Corporation.

7. Representations and Warranties of Purchaser. Purchaser re-presents and warrants to Seller as follows:

(a) Purchaser is a corporation duly organized and validly existing under the laws of Illinois, and is duly qualified to do business in New York. Purchaser has full power and authority to carry out and perform its undertakings and obligations as provided herein. The execution and delivery by Purchaser of this agree-ment and the consummation of the transactions contem-plated herein have been duly authorized by the Board of Directors of Purchaser and will not conflict with or breach any provision of the Certificate of Incorpora-tion or Bylaws of Purchaser.

(b) No action, approval, consent or authorization of any governmental authority is necessary for Purchaser to consummate the transactions contemplated hereby.

(c) There are no judgments, liens, suits, actions or proceedings pending or, to the best of Purchaser's knowledge, threatened against Purchaser or its prop-erty, other than currently listed on the books of the Corporation.

(d) Purchaser has had the opportunity to perform all necessary due diligence and is fully aware of the financial position of the Corporation. Purchaser waives any and all claims for the any failure to disclose any information with respect to the Corporation.

8. No Other Representations. Purchaser acknowledges that neither Seller nor any representative or agent of Seller has made any representation or warranty (expressed or implied) regarding the Corporation, or any matter or thing affecting or relating to this agreement, except as specifically set forth in this agree-ment. Seller shall not be liable or bound in any manner by any oral or written statement, representation, warranty, agreement or information pertaining to the Corporation or this agreement furnished by any broker, agent or other person, unless specifi-cally set forth in this agreement.

9. Conduct of the Business. Seller, until the closing, shall:

(a) conduct the business in the normal, useful and regular manner;

(b) use its best efforts to preserve the business and the goodwill of the customers and suppliers of the business and others having relations with Seller; and

(c) give Purchaser and its duly designated representa-tives reasonable access to the premises of the Corpora-tion and the books and records of the Corporation, and furnish to Purchaser such data and information pertain-ing to the Corporation as Purchaser from time to time reasonably may request.

Unless and until the closing shall take place, Purchaser shall hold in confidence all information obtained in connection with this agreement, and, if for any reason the closing shall not take place, Purchaser shall return to Seller all documents received hereunder.

10. Conditions to Closing. The obligations of the parties to close hereunder are subject to the following conditions:

(a) All of the terms, covenants and conditions to be complied with or performed by the other party under this agreement on or before the closing shall have been complied with or performed in all material respects.

(b) All representations or warranties of the other party herein are true in all material respects as of the closing date.

(c) On the closing date, there shall be no liens or encumbrances against the Corporation, except as may be provided for herein.

If Purchaser shall be entitled to decline to close the trans-actions contemplated by this agreement, but Purchaser neverthe-less shall elect to close, Purchaser shall be deemed to have waived all claims of any nature arising from the failure of Sell-er to comply with the conditions or other provisions of this agreement of which Purchaser shall have actual knowledge at the closing.

11. Brokerage. The parties hereto represent and warrant to each other that they have not dealt with any broker or finder in con-nection with this agreement or the transactions contemplated hereby, and no broker or any other person is entitled to receive any brokerage commission, finder's fee or similar compensation in connection with this agreement or the transactions contemplated hereby. Each of the parties shall indemnify and hold the other harmless from and against all liability, claim, loss, damage or expense, including reasonable attorneys' fees, pertaining to any broker, finder or other person with whom such party has dealt.

12. Attorneys' Fees. In the event of litigation involving this agreement, the prevailing party shall be entitled to an award of attorneys' fees and costs at the trial and appellate levels.

13. Notices. All notices, demands and other communications re-quired or permitted to be given hereunder shall be in writing and shall be deemed to have been properly given if delivered by hand or by Federal Express courier or by registered or certified mail, return receipt requested, with postage prepaid, to Seller or Pur-chaser, as the case may be, at their addresses first above writ-ten, or at such other addresses as they may designate by notice given hereunder.

14. Survival. The representations, warranties and covenant contained herein shall survive the delivery of the Bill of Sale and shall continue in full force and effect after the closing, except to the extent waived in writing.

15. Further Assurances. In connection with the transactions contemplated by this agreement, the parties agree to execute and deliver such further instruments, and to take such further actions, as may be reasonably necessary or proper to effectuate and carry out the transactions contemplated in this agreement.

16. Entire Agreement. This agreement contains all of the terms agreed upon between Seller and Purchaser with respect to the subject matter hereof. This agreement has been entered into after full investigation. All prior oral or written statements, representations, promises, understandings and agreements of Sell-er and Purchaser are merged into and superseded by this agree-ment, which alone fully and completely expresses their agreement.

17. Changes Must Be In Writing. No delay or omission by either Seller or Purchaser in exercising any right shall operate as a waiver of such right or any other right. This agreement may not be altered, amended, changed, modified, waived or terminated in any respect or particular unless the same shall be in writing signed by the party to be bound. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subse-quent breach.

18. Captions And Exhibits. The captions in this agreement are for convenience only and are not to be considered in construing this agreement. The Exhibits annexed to this agreement are an integral part of this agreement, and where there is any reference to this agreement it shall be deemed to include said Exhibits.

19. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of New York. If any provisions of this agreement shall be unenforceable or invalid, such unenforceability or invalidity shall not affect the remaining provisions of this agreement.

20. Binding Effect. This agreement shall not be considered an offer or an acceptance of an offer by Seller, and shall not be binding upon Seller until executed and delivered by both Seller and Purchaser. Upon such execution and delivery, this agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. This agreement may be executed in counterparts.

IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.

TRITON PETROLEUM GROUP, INC.	HYPERION HOLDINGS LLC
/s/ James W. Zimbler	/s/ Adam Barnett

Name: James W. Zimbler Title: Interim President	Name: Adam Barnett

EXHIBIT A

PROMISSORY NOTE

STATE OF NEW YORK, COUNTY OF , ss.

February 19, 2007

$500,000.00

FOR VALUE RECEIVED, , a corporation, having an address at , (“Maker”), hereby covenants and promises to pay to Triton Petroleum Group, Inc., a Nevada corporation, having an address at ____________________________ (“Payee”), or order, at Payee's address first above written or at such other address as Payee may designate in writing, Five Hundred Thousand Dollars ($500,000.00), lawful money of the United States of America, to-gether with interest thereon computed from the date hereof at the rate of 6 percent per annum, computed on an actual day/360 day basis (i.e., interest for each day during which any of the prin-cipal indebtedness is outstanding shall be computed at the afore-said rate divided by 360), which principal and interest shall be payable in monthly installments, commencing on the first day of May, 2007, and continuing on the first day of each month thereafter, each such installment being in an amount equal to the aggregate of (a) $____________, to be applied in reduction of principal, and (b) the amount of interest at the aforesaid rate which has accrued to the date of such monthly installment, until May 31, 2009, on which date all outstanding principal and accrued interest shall be due and payable.

Maker covenants and agrees with Payee following:

1. Maker will pay the indebtedness evidenced by this Note as provided herein.

2. This Note is secured by a Stock Pledge Agreement and Security Agreement of even date herewith (the “Stock Pledge Agreement and Security Agreement”). All of the terms, covenants and conditions, contained in the Stock Pledge Agreement and Security Agreement are expressly incorporated by reference herein and hereby made a part hereof. In the event of any conflict bet-ween the provisions of this Note and the provisions of the Stock Pledge Agreement and Security Agreement, the terms of the Stock Pledge Agreement and Security Agreement shall be paramount and shall govern.

3. In the event any payment due hereunder shall not be paid on the date when due, such payment shall bear interest at the lesser of six percent per annum or the highest lawful rate permitted under applicable law, from the date when such payment was due until paid. This paragraph shall not be deemed to extend or otherwise modify or amend the date when such payments are due hereunder. The obligations of Maker under this Note are subject to the limitation that payments of interest shall not be required to the extent that the charging of or the receipt of any such payment by Payee would be contrary to the provisions of law ap-plicable to Payee limiting the maximum rate of interest which may be charged or collected by Payee.

4. The holder of this Note may declare the entire unpaid amount of principal and interest under this Note to be immediately due and payable if Maker defaults in the due and punctual payment of any installment of principal or interest hereunder.

5. Maker shall have the right to prepay the indebted-ness evidenced by this Note, in whole or in part, without penal-ty, upon ten days prior written notice to Payee. The installment payments provided for herein shall continue without change after any such prepayment.

6. Maker, and all guarantors, endorsers and sureties of this Note, hereby waive presentment for payment, demand, pro-test, notice of protest, notice of nonpayment, notice of intention to accelerate maturity, notice of acceleration of maturity, and notice of dishonor of this Note. Maker and all guarantors, endorsers and sureties consent that the holder of this Note at any time may extend the time of payment of all or any part of the indebtedness secured hereby, or may grant any other indulgences.

7. Any notice or demand required or permitted to be made or given hereunder shall be deemed sufficiently given or made if given by personal service or by Federal Express courier or by certified or registered mail, return receipt requested, addressed, if to Maker, at Maker's address first above written, or if to Payee, at Payee's address first above written. Either party may change its address by like notice to the other party.

8. This Note may not be changed or terminated orally, but only an agreement in writing signed by the party against whom enforcement of any change, modification, termination, waiver, or discharge is sought. This Note shall be construed and enforced in accordance with the laws of New York.

IN WITNESS WHEREOF Maker has executed this Note as of the date first above written.

By ________________________
President

EXHIBIT B

STOCK PLEDGE AGREEMENT

AGREEMENT, dated as of February 19, 2007, between Hyperion Holdings LLC, a corporation, having an address at __________________________, (“Pledgor”), and Triton Petroleum Group, Inc., a Nevada corporation, having an address at 14 Garrison Inn Lane, Garrison, NY 10524 (“Pledgee”).

W I T N E S S E T H:

WHEREAS, concurrently herewith Pledgee is lending to Pledgor the sum of $500,000.00, as evidenced by a Promissory Note of even date herewith (the “Note”); and

WHEREAS, in order to induce Pledgee to make said loan, Pledgor has agreed to pledge to Pledgee, as security for the loan, the 1,000 shares of stock of APPC Oil Company, Inc. (the “Shares”), a corporation organized under the laws of New York;

NOW THEREFORE, in consideration of Ten Dollars, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as fol-lows:

1. Pledge Of The Shares. Pledgor hereby pledges the Shares to Pledgee to secure the full and prompt payment all prin-cipal and interest due or to become due under the aforesaid Note.

2. Pledgor's Representations And Warranties. Pledgor hereby represents and warrants to Pledgee that:

(a) There are no restrictions upon the transfer of any of the Shares, other than may appear on the face of the certificates, and Pledgor has the right to transfer the Shares free of any encumbrance without the consent of any person or entity. Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will violate any law or regulation, or any order or decree of any court of gov-ernmental authority, or will conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed or trust, agreement or other instrument to which Pledgor is a party or by which Pledgor may be bound, or result in the creation or imposition of any lien, claim or encumbrance upon any property of Pledgor.

(b) Pledgor has the power to execute, deliver and perform the provisions of this Agreement and all instru-ments and documents delivered or to be delivered pursu-ant hereto, and has taken or caused to be taken all necessary or appropriate actions to authorize the execu-tion, delivery and performance of this Agreement and all such instruments and documents.

(c) Pledgor is the legal and equitable owner of the Shares, free and clear of all security interests, liens, claims and encumbrances of every kind and nature.

3. Protection Of The Shares. Pledgor shall defend the title to the Shares against all claims and demands whatsoever. Pledgor shall keep the Shares free and clear of all liens, charges, encumbrances, taxes and assessments, and shall pay all taxes, assessments and fees relating to the Shares. Upon request by Pledgee, Pledgor shall furnish further assurances of title, execute any further instruments and do any other acts necessary to effectuate the purposes and provisions of this Agreement. Pledgor shall not sell, exchange, assign, transfer or otherwise dispose of the Shares, and shall not pledge, encumber, hypothe-cate, mortgage, create a lien on or security interest in the Shares, without the prior written consent of Pledgee in each in-stance.

During the term of this Agreement, and so long as there has not occurred an Event of Default, Pledgor shall have the right to vote the Shares on all corporate questions, and Pledgee shall execute due and timely proxies in favor of Pledgor to that end.

In the event that during the term of this Agreement any dividend, reclassification, readjustment or other change is declared or made in the capital structure of the Corporation, all new, substituted and additional Shares or other securities issued by reason of any such change immediately shall be assigned and delivered by Pledgor to Pledgee and shall be held by Pledgee pur-suant to this Agreement.

In the event that during the term of this Agreement any warrants or other rights or options shall be issued in connection with the Shares, such warrants, rights and options immediately shall be assigned and delivered by Pledgor to Pledgee and shall be held by Pledgee pursuant to this Agreement.

4. Default. The occurrence of any one or more of the following events (hereinafter referred to as “Events of Default”) shall constitute a default hereunder, whether such occurrence is voluntary or involuntary or comes about or is effected by opera-tion of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental authority:

(a) If Pledgor shall default in the payment of any principal or interest due under the Note; or

(b) If Pledgor shall fail to pay, perform or observe any covenant, agreement, term or provision of this Agreement; or

(c) If any representation, warranty or other statement of fact herein or in any writing, certificate, report or statement at any time furnished to Pledgee pursuant to or in connection with this Agreement or the Note shall be false or misleading in any material respect; or

(d) If Pledgor shall: admit in writing its inability to pay its debts generally as they become due; file a petition for relief under the bankruptcy laws or a petition to take advantage of any insolvency act; make an assignment for the benefit of creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or the whole or any substantial part of its property; file a petition or answer seeking reorganization or arrangement or similar relief under the Federal Bankruptcy Laws or any other applicable law or statute of the United States or any State; or if Pledgor shall be adjudged a bankrupt or insolvent, or a court of competent jurisdiction shall enter any order, judgment or decree appointing a re-ceiver, trustee, liquidator or conservator of Pledgor or of the whole or any substantial part of the property of Pledgor or approves a petition filed against Pledgor seeking reorganization or similar relief under the Fed-eral Bankruptcy Laws or any other applicable law or statute of the United States or any State; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of Pledgor or the whole or any substantial part of its property; or if there is commenced against Pledgor any proceeding for any of the foregoing relief; or if Pledgor by any act indicates its consent to, approval of, or acquiescence in any such proceeding; or

(e) If any creditor of Pledgor for any reason whatso-ever hereafter shall accelerate payment in whole or in part of any outstanding obligation owed to it by Pledgor under any agreement or arrangement, or if any judgment against the Pledgor or any execution against any of its property for any amount remains unpaid, un-stayed or undismissed for a period in excess of ten days; or

(f) If Pledgor or any guarantor or surety of the Note shall die or cease to exist; or

(g) If all or any part of the Shares shall be sold, transferred or assigned, or shall be further encumber-ed, hypothecated, mortgaged, or made subject to any other lien or security interest, without the prior written consent of Pledgee.

5. Rights And Remedies. Upon the occurrence of an Event of Default, the Note shall immediately become due and payable in full without notice or demand, upon five (5) days notice to cure. Pledgee shall have all rights and remedies provided by the Uniform Commercial Code in effect in the State of New York on the date hereof. In addition to, or in conjunction with, or substitution for such rights and remedies, Pledgee may at any time after the occurrence of an Event of Default hereunder:

(a) sell or otherwise dispose of all or any part of the Shares, in Pledgor's name or in its own name, or in the name of such party as Pledgee may designate, either at public or private sale (at which Pledgee shall have the right to purchase), for cash or for credit, and in such manner and upon such other terms as Pledgee, in its sole discretion, may deem advisable; and ten days' written notice of such public sale date or dates after which private sale may occur, or such lesser period of time in the case of an emergency, shall constitute rea-sonable notice hereunder;

(b) execute and deliver documents of title as attorney-in-fact for and in the name of Pledgor;

(c) apply for an injunction to restrain a breach or threatened breach of this Agreement by Pledgor.

If, after an Event of Default, Pledgee shall foreclose upon the security interest in the Shares, Pledgor shall pay to Pledgee, as compensation for the attorneys' fees of Pledgee, an amount equal to 33 percent of the then outstanding indebtedness under the Note.

Pledgor shall be liable for, and shall reimburse to Pledgee, all expenses, including reasonable attorneys' fees, incurred or paid in connection with establishing, perfecting, maintaining, protecting or enforcing any of Pledgee's rights and remedies hereunder.

6. Cumulative Rights. All rights, remedies and powers granted to Pledgee herein, or in any instrument or document re-lated hereto, or provided or implied by law or in equity shall be cumulative and may be exercised singly or concurrently on any one or more occasions.

7. Release Of The Shares. Upon payment in full of the Note and any other sums due Pledgee hereunder, Pledgee shall de-liver to Pledgor the Shares and any other collateral held here-under.

8. Notices. All notices, requests, demands or other communications provided for herein shall be in writing and shall be deemed to have been properly given if sent by registered or certified mail, return receipt requested, addressed to the parties at their respective addresses herein above set forth, or at such other addresses as the parties may designate in writing. Pledgor immediately shall notify Pledgee of any change in the address of Pledgor or discontinuance of the place of business or residence of Pledgor.

9. Modification And Waiver. No modification or waiver of any provision of this Agreement, and no consent by Pledgee to any breach thereof by Pledgor, shall be effective unless such modification or waiver shall be in writing and signed by Pledgee, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing. No course of dealing between Pledgor and Pledgee in exercising any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder. All such rights and remedies shall continue unimpaired, notwithstanding any delay, extension of time, renewal, compromise or other indulgence granted with re-spect to the Note. Pledgor hereby waives all notice of any such delay, extension of time, renewal, compromise or indulgence, and consents to be bound thereby as fully and effectually as if Pledgor expressly had agreed thereto in advance. The aforesaid Note may be negotiated by Pledgee, without releasing Pledgor.

10. Applicable Law. This Agreement shall be construed in accordance with and shall be governed by the laws of the State of New York. The invalidity or unenforceability of any provision of this Agreement shall not effect the validity or enforceability of any other provision of this Agreement. Pledgor covenants and agrees to execute and deliver to Pledgee on demand such addition-al assurances, writings and instruments as may be required by Pledgee for purposes of effectuating the intent of this Agree-ment. The captions in this Agreement are for convenience only, and shall not be considered in construing this Agreement.

11. Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. Pledgee may assign this Agreement, and if assigned, the assignee shall be entitled, upon notifying Pledgor, to the payment and performance of the Note and agreements of Pledgor hereunder and to all of the rights and remedies of Pledgee hereunder, and Pledgor will assert no claims or defenses Pledgor may have against Pledgee against the assignee. The gender and number used in this Agreement are used for reference term only and shall apply with the same effect whether the parties are masculine, feminine, neuter, singular or plural.

IN WITNESS WHEREOF, the parties hereto have duly exe-cuted this Agreement as of the date first above written.

Hyperion Holdings LLC

By ________________________
President

TRITON PETROLEUM GROUP, INC.

By ________________________
James W. Zimbler, Interim President

EXHIBIT C

SECURITY AGREEMENT

AGREEMENT, dated as of February 19, 2007, between Hyperion Holdings LLC, a corporation, having an address at _________________, (“Debtor”), and Triton Petroleum Group, Inc., a Nevada corporation, having an address at 14 Garrison Inn Lane, Garrison, NY 10524 (“Secured Party”).

W I T N E S S E T H:

WHEREAS, concurrently herewith Secured Party is lending to Debtor the sum of $500,000.00, as evidenced by a Promissory Note of even date herewith (the “Note”); and

WHEREAS, in order to induce Secured Party to make said loan, Debtor has agreed to pledge to Secured Party certain prop-erty as security for the loan;

NOW THEREFORE, in consideration of Ten Dollars, and other valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as fol-lows:

1. Definitions. The following terms as used in this Agreement shall have the meanings set forth below:

“Collateral” shall mean all of the property set forth in Exhibit A attached hereto and made a part hereof, and all property of the same class or character ac-quired by Debtor subsequent to the date hereof, and all proceeds thereof, and all substitutions, replacements and accessions thereto.

“Obligations” shall mean all principal and interest due or to become due under the aforesaid Note, and any other indebtedness or liability of Debtor to Secured Party, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

2. Creation of the Security Interest. Debtor hereby grants to Secured Party a security interest in all of the right, title and interest of Debtor in and to the Collateral to secure the full and prompt payment and performance of all of the Obliga-tions.

3. Debtor's Obligations to Pay. Debtor shall pay and perform all of the Obligations of Debtor to Secured Party as the same may become due according to their terms. Debtor shall be liable for, and shall reimburse to Secured Party, all expenses, including reasonable attorneys' fees, incurred or paid in connec-tion with establishing, perfecting, maintaining, protecting or enforcing any of Secured Party's rights and remedies hereunder.

4. Protection of the Collateral. Debtor shall defend the title to the Collateral against all claims and demands what-soever. Debtor shall keep the Collateral free and clear of all liens, charges, encumbrances, taxes and assessments, and shall pay all taxes, assessments and fees relating to the Collateral. Upon request by Secured Party, Debtor shall furnish further assurances of title, execute any further instruments and do any other acts necessary to effectuate the purposes and provisions of this Agreement. Debtor shall not sell, exchange, assign, trans-fer or otherwise dispose of the Collateral, without the prior written consent of Secured Party in each instance. The risk of loss of the Collateral at all times shall be borne by Debtor. Debtor shall keep the Collateral in good repair and condition and shall not misuse, abuse or waste the Collateral or allow the Col-lateral to deteriorate except for normal wear and tear.

The Collateral shall be kept at Debtor's place of business set forth above, except for temporary removal in connec-tion with its ordinary use or unless Debtor shall have obtained the prior written consent of Secured Party for its removal to another location. Secured Party shall have the right to enter upon Debtor's premises at any reasonable time, and from time to time, to inspect the Collateral.

5. Filing and Recording. Debtor, at its own cost and expense, shall execute and deliver to Secured Party any financing statements, and shall procure for Secured Party any other docu-ments, necessary or appropriate to protect the security interest granted to Secured Party hereunder against the rights and inter-ests of third parties, and shall cause the same to be duly re-corded and filed in all places necessary to perfect the security interest of Secured Party in the Collateral. In the event that any recording or refiling thereof (or filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such security interest, Debtor, at its own cost and expense, shall cause the same to be re-recorded and/or refiled at the time and in the manner requested by Secured Party. Debtor hereby authorizes Secured Party to file or refile any financing statements or continuation statements with respect to the security interest granted pursuant to this Agreement which at any time may be required or appropriate, al-though the same may have been executed only by Secured Party, and to execute such financing statement on behalf of Debtor. Debtor hereby irrevocably designates Secured Party, its agents, repre-sentatives and designees, as agent and attorney-in-fact for Debtor for the aforesaid purposes.

6. Default. The occurrence of any one or more of the following events (hereinafter referred to as “Events of Default”) shall constitute a default hereunder, whether such occurrence is voluntary or involuntary or comes about or is effected by opera-tion of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental authority:

(a) If Debtor shall default in the payment of any principal or interest due under the Note; or

(b) If Debtor shall fail to pay, perform or observe any covenant, agreement, term or provision of this Agreement, or any other agreement or arrangement now or hereafter entered into between the parties hereto or with respect to any Obligation of Debtor to Secured Party; or

(c) If any representation, warranty or other statement of fact herein or in any writing, certificate, report or statement at any time furnished to Secured Party pursuant to or in connection with this Agreement or the Note shall be false or misleading in any material respect; or

(d) If Debtor shall: admit in writing its inability to pay its debts generally as they become due; file a petition for relief under the bankruptcy laws or a petition to take advantage of any insolvency act; make an assignment for the benefit of creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or the whole or any substantial part of its property; file a petition or answer seeking reorganization or arrangement or similar relief under the federal Bankruptcy Laws or any other applicable law or statute of the United States or any state; or if Debtor shall be adjudged a bankrupt or in-solvent, or a court of competent jurisdiction shall enter any order, judgment or decree appointing a re-ceiver, trustee, liquidator or conservator of Debtor or of the whole or any substantial part of the property of Debtor or approves a petition filed against Debtor seeking reorganization or similar relief under the fed-eral Bankruptcy Laws or any other applicable law or statute of the United States or any state; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of Debtor or the whole or any substantial part of its property; or if there is com-menced against Debtor any proceeding for any of the foregoing relief; or if Debtor by any act indicates its consent to, approval of, or acquiescence in any such proceeding; or

(e) If any creditor of Debtor for any reason whatso-ever hereafter shall accelerate payment in whole or in part of any outstanding obligation owed to it by Debtor under any agreement or arrangement, or if any judgment against the Debtor or any execution against any of its property for any amount remains unpaid, unstayed or undismissed for a period in excess of ten days; or

(f) If Debtor or any guarantor or surety of any Obligation shall die or cease to exist; or

(g) If there occur any reduction in the value of the Collateral or any act of Debtor which imperils the prospect of the full performance or satisfaction of the Obligations; or

(h) If all or any part of the Collateral shall be sold, transferred or assigned, without the prior written consent of Secured Party.

7. Rights and Remedies. Upon the occurrence of an Event of Default, the Obligations shall immediately become due and payable in full without notice or demand. Secured Party shall have all rights and remedies provided by the Uniform Commercial Code in effect in the State of New York on the date hereof. In addition to, or in conjunction with, or substitution for such rights and remedies, Secured Party may at any time and from and after the occurrence of an Event of Default hereunder:

(a) with or without notice to Debtor, foreclose the security interest created herein by any available judicial procedure, or take possession of the Collateral, or any portion thereof, with or without judicial process, and enter any premises where the Collateral may be located for the purpose of taking possession of or removing the same, or rendering the same unusable, or disposing of the Collateral on such premises, and Debtor agrees not to resist or interfere therewith;

(b) require Debtor to prepare, assemble or collect the Collateral, at Debtor's own expense, and make the same available to Secured Party at such place as Secured Party may designate, whether at Debtor's premises or elsewhere;

(c) sell, lease or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation, in Debtor's name or in its own name, or in the name of such party as Secured Party may designate, either at public or private sale (at which Secured Party shall have the right to purchase), in lots or in bulk, for cash or for credit, with or without representations or warranties, and upon such other terms as Secured Party, in its sole discretion, may deem advisable; and ten days' written notice of such public sale date or dates after which private sale may occur, or such lesser period of time in the case of an emergency, shall constitute reasonable notice hereunder;

(d) execute and deliver documents of title, certifi-cates of origin, or other evidence of payment, shipment or storage of any Collateral or proceeds on behalf of and in the name of Debtor;

(e) remedy any default by Debtor hereunder, without waiving such default, and any monies expended in so doing shall be chargeable with interest to Debtor and added to the Obligations secured hereby; and

(f) apply for an injunction to restrain a breach or threatened breach of this Agreement by Debtor.

If, after an Event of Default, Secured Party shall foreclose upon the security interest in the Collateral, Debtor shall pay to Secured Party, as compensation for the attorneys' fees of Secured Party, an amount equal to 33 percent of the then outstanding Obligations.

8. Cumulative Rights. All rights, remedies and powers granted to Secured Party herein, or in any instrument or document related hereto, or provided or implied by law or in equity shall be cumulative and may be exercised singly or concurrently on any one or more occasions.

9. Debtor's Representations and Warranties. Debtor hereby represents and warrants to Secured Party that:

(a) Debtor is not in default under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party or by which it may be bound. Neither the execution nor the delivery of this Agree-ment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will violate any law or regulation, or any order or decree of any court of governmental authority, or will conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed or trust, agreement or other instrument to which Debtor is a party or by which Debtor may be bound, or result in the creation or imposition of any lien, claim or encumbrance upon any property of Debtor.

(b) Debtor has the power to execute, deliver and perform the provisions of this Agreement and all instruments and documents delivered or to be delivered pursuant hereto, and has taken or caused to be taken all necessary or appropriate actions to authorize the execution, delivery and performance of this Agreement and all such instruments and documents.

(c) Debtor is the legal and equitable owner of the Collateral, free and clear of all security interests, liens, claims and encumbrances of every kind and nature. Except as may be set forth in Exhibit A annexed hereto, no financing statement covering the Collateral or its proceeds is on file in any public office.

(d) No default exists, and no event which with notice or the passage of time, or both, would constitute a default under the Collateral by any party thereto, and there are no offsets, claims or defenses against the obligations evidenced by the Collateral, except as may be expressly set forth in Exhibit A annexed hereto.

10. Notices. All notices, requests, demands or other communications provided for herein shall be in writing and shall be deemed to have been properly given if sent by Federal Express courier or by registered or certified mail, return receipt requested, with postage prepaid, addressed to the parties at their respective addresses herein above set forth, or at such other addresses as the parties may designate in writing. Debtor immediately shall notify Secured Party of any change in the address of Debtor or discontinuance of the place of business or residence of Debtor.

11. Modification and Waiver. No modification or waiver of any provision of this Agreement, and no consent by Secured Party to any breach thereof by Debtor, shall be effective unless such modification or waiver shall be in writing and signed by Secured Party, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing. No course of dealing between Debtor and Secured Party in exercising any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder. All such rights and remedies shall continue unimpaired, notwithstanding any delay, extension of time, renewal, compromise or other indulgence granted with respect to any of the Obligations. Debtor hereby waives all notice of any such delay, extension of time, renewal, compromise or indulgence, and consents to be bound thereby as fully and effectually as if Debtor expressly had agreed thereto in advance. The aforesaid Note may be negotiated by Secured Party, without releasing Debtor or the Collateral.

12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. Secured Party may assign this Agreement, and if assigned, the assignee shall be entitled, upon notifying Debtor, to the payment and performance of all of the Obligations and agreements of Debtor hereunder and to all of the rights and remedies of Secured Party hereunder, and Debtor will assert no claims or defenses Debtor may have against Secured Party against the assignee. The gender and number used in this Agreement are used for reference term only and shall apply with the same effect whether the parties are masculine, feminine, neuter, singular or plural.

13. Miscellaneous. This Agreement shall be construed in accordance with and shall be governed by the laws of the State of New York. The invalidity or unenforceability of any provision of this Agreement shall not effect the validity or enforceability of any other provision of this Agreement. Debtor covenants and agrees to execute and deliver to Secured Party on demand such ad-ditional assurances, writings and instruments as may be required by Secured Party for purposes of effectuating the intent of this Agreement. The captions in this Agreement are for convenience only, and shall not be considered in construing this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly exe-cuted this Agreement as of the date first above written.

Hyperion Holdings LLC

By ________________________
President

TRITON PETROLEUM GROUP, INC.

By ________________________
James W. Zimbler, Interim President